[SORRENTO NETWORKS LOGO]                                            Exhibit 99.2
                                                                    News Release


                     SORRENTO NETWORKS ANNOUNCES RESULTS FOR
                           SECOND QUARTER FISCAL 2004

      Results Show Continued Margin and Operating Cost Improvements; Focus on Business Development and New Product Introductions

San Diego, CA - September 4, 2003 - Sorrento Networks Corporation (Nasdaq NM:
FIBR), a supplier of optical networking equipment for carriers and enterprises worldwide, today announced financial results for its second quarter of fiscal year 2004.

For the quarter ended July 31, 2003, the Company reported revenues of $4.5 million, a 14% decrease from revenues of $5.2 million in the second quarter of fiscal 2003. For the six months ended July 31, 2003, the Company reported revenues of $12.4 million, a 10% increase from revenues of $11.2 million in the first six months of the prior fiscal year.

Gross margin in the second quarter of fiscal 2004 improved to 30% as compared to gross margin of 25% in the first quarter of fiscal 2004. The improvement can be primarily attributed to the continued focus on operations overhead reductions.

Operating expenses for the quarter declined to $5.5 million, a 2% improvement over $5.6 million in the previous quarter and a 55% improvement over $12.1 million in the second quarter of fiscal 2003. The Company completed its $81 million capital restructuring program during the quarter with its Series A Preferred Shareholders and Senior Convertible Debenture Holders. The capital restructuring successfully converted existing debt obligations into common stock and an extended $13.1 million convertible debenture due in August 2007. Capital restructuring costs, primarily legal expenses, continued to be incurred in the second quarter.

Net loss from operations for the second quarter of fiscal year 2004 improved by 72% to $4.1 million compared to $14.4 million for the same quarter of fiscal 2003. For the six months ended July 31, 2003, the Company reported net loss from operations of $7.7 million, a 63% improvement from a net loss of $20.9 million in the first six months of the prior fiscal year.

The Company reported net income applicable to common shares of $12.5 million, or $2.13 per common share, for the second quarter, primarily the result of other income recognized on the retirement of the Company's old debentures in its restructuring and $4.0 million in gain on sale of marketable securities. This compares to a net loss of $15.8 million, or $21.35 per common share, in the second quarter of fiscal 2003.

Another significant improvement during the quarter was the increase in stockholders' equity to $13.1 million as compared to negative stockholders' equity of $39.6 million for the period ending April 30, 2003.




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"We had major achievements in this quarter, including the completion of our capital restructuring, our acquisition of LuxN and our continued control of expenses," said Phil Arneson, Chairman and Chief Executive of Sorrento Networks. "Sales were down from the first quarter as the telecom business remains difficult, but we are excited about the potential from the addition of the LuxN product line and the forthcoming introduction of VOD products."

Major Second Quarter Developments

1) Capital Restructuring

On June 5, 2003, the Company completed the capital restructuring that converted $81 million in debt obligations from the Company's balance sheet into common shares of the Company and into $13.1 million in secured convertible debentures maturing in August 2007. This capital restructuring provides the following benefits:

o Eliminates significant debt from the Company's balance sheet,

o Provides financial flexibility and opportunity for raising additional capital,

o Satisfies the stockholders' equity requirements for Nasdaq listing, and,

o Simplifies Sorrento's corporate structure and streamlines operations for greater efficiencies.

2) Acquisition of LuxN, Inc.

On June 26, 2003, Sorrento announced its plan to acquire LuxN. The acquisition was completed shortly after the close of the second quarter on August 8, 2003.

LuxN supplies optical access equipment for the network edge using coarse and dense wavelength division multiplexing (CWDM and DWDM) technology. LuxN's OSMINE-certified products enable delivery of high-bandwidth data, storage, video and voice services for service providers, cable MSOs and enterprises.

The acquisition expands Sorrento's addressable market by adding "best-of-breed" optical access products to Sorrento's metro/regional portfolio and enhances the Company's edge-to-core network offerings. It also broadens Sorrento's 30-plus blue-chip customer base by adding over 20 new customers including Time Warner Telecom, Hawaii I-Net, Yipes Enterprise Services and numerous universities, and expands Sorrento's installed base to over 2,000 nodes.

3) Product Introductions

The Company continues to add market-driven products and product enhancements to its portfolio.

o The addition of the access CWDM and DWDM products from the LuxN acquisition round out the Company's optical transport product family and open up complementary market opportunities in access and enterprise applications.

o The Company recently announced the addition of a 10-port Gigabit Ethernet multiplexer for VOD transport and metro-Ethernet applications. This product, the first of a series, is scheduled for release in October 2003.




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4) Business Development

During the second quarter, the Company achieved IBM's "TotalStorage'TM' Proven" status. The IBM TotalStorage Proven program promotes storage network customer confidence and facilitates the sales process by pre-testing product combinations for interoperability.

Sorrento also earned "RUS Acceptance" for GigaMux and JumpStart from the Rural Utilities Service branch of the United States Department of Agriculture (USDA). Being listed with the RUS expands Sorrento's addressable market by allowing rural telephone and utility companies to purchase and deploy Sorrento's products with funds obtained through low-interest RUS loans. Earlier this year, the USDA committed to financing $1.4 billion of such loans and loan guarantees for the enhancement of rural telecommunications services.

Quarterly Conference Call with Management

The Company will conduct its quarterly conference call today at 2:00 pm PT (5:00 pm ET). The Company will review operating results from the fiscal second quarter ended July 31, 2003.

Those interested in participating may listen by web cast at www.sorrentonet.com. Participants should visit the site approximately 15 minutes prior to the start time of the conference call to register, download and install any necessary audio software. A replay of the conference call will be available for approximately 30 days.

About Sorrento Networks

Sorrento Networks, headquartered in San Diego, CA, makes optical networking equipment for carriers and enterprises worldwide. Sorrento's products help customers increase profitability by improving transport efficiency and expanding the addressable market of their fiber networks. Sorrento's customer base and market focus includes cable TV operators, telecom carriers, and service providers. Sorrento's products are also used for storage area networking (SAN) and enterprise private networking.

Sorrento Networks' GigaMux is a metro and regional DWDM system designed for high-performance, multi-protocol transport. GigaMux is a compact, flexible, and cost-effective system based on a "pay-as-you-grow" architecture that allows carriers and enterprises to start small and expand their networks in conjunction with customer demand. Sorrento also offers cost-effective coarse wavelength division multiplexing (CWDM) products that are ideal for optical access and transport applications.

Forward-Looking Statements

Except for historical information contained herein, the matters discussed in this release are forward-looking statements that involve risks and uncertainties. Words such as "plans," "expects," "intends," and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The occurrence of actual events may differ materially due to a variety of factors, including without limitation the following: (1) Sorrento Networks' ability to fund its operations until such time that revenue and orders improve, including





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its ability to raise additional equity or debt financing; (2) unanticipated technical problems relating to Sorrento Networks' products; (3) Sorrento Networks' ability, or lack thereof, to make, market and sell optical networking products that meet with market approval and acceptance; (4) the greater financial, technical and other resources of Sorrento Networks' many, larger competitors in the marketplace for optical networking products; (5) changed market conditions, new business opportunities or other factors that might affect Sorrento Networks' decisions as to the best interests of its shareholders; (6) the ability to successfully integrate LuxN and Sorrento Networks and to achieve expected synergies; and (7) other risks detailed from time to time in Sorrento Networks' reports filed with the U.S. Securities and Exchange Commission.


Sorrento Investor Contacts
Joe Armstrong
(858) 450-4934
jarmstrong@sorrentonet.com

Jocelyn Hunter
FRB | Weber Shandwick
(415) 248-3433
jhunter@webershandwick.com

Sorrento Media Contacts
Demetri Elias, Ph.D.
(858) 450-4938
delias@sorrentonet.com

Linda Chien
FRB | Weber Shandwick
(310) 407-6547
mailto:lchien@webershandwick.com

                               -Tables to Follow-





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SORRENTO NETWORKS CORPORATION                           [SORRENTO NETWORKS LOGO]
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Thousands, except per share amounts)

                                                                                         July 31, 2003   January 31, 2003
-------------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
     Cash and equivalents                                                                    $   5,075          $   7,747
     Accounts receivable, net                                                                    3,230              5,576
     Inventory, net                                                                             12,717             13,934
     Prepaid expenses and other current assets                                                     436                741
     Investment in marketable securities                                                            85              3,959
-------------------------------------------------------------------------------------------------------------------------
         TOTAL CURRENT ASSETS                                                                   21,543             31,957
-------------------------------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT, NET                                                                     13,849             17,103
-------------------------------------------------------------------------------------------------------------------------

OTHER ASSETS
     Purchased technology, net                                                                     259                430
     Investment in non-marketable securitites                                                    5,025              5,025
     Other assets                                                                                  840              1,290
-------------------------------------------------------------------------------------------------------------------------
         TOTAL OTHER ASSETS                                                                      6,124              6,745
-------------------------------------------------------------------------------------------------------------------------

TOTAL ASSETS                                                                                 $  41,516          $  55,805
=========================================================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Current maturities of long term debt                                                          176                222
     Accounts payable                                                                            2,849              5,135
     Deferred revenue                                                                              349              3,700
     Accrued liabilities and other current liabilities                                           8,341             10,560
     Due on redeemption of preferred security of subsidiary                                       --               48,800
-------------------------------------------------------------------------------------------------------------------------
         TOTAL CURRENT LIABILITIES                                                              11,715             68,417
-------------------------------------------------------------------------------------------------------------------------

Long-term debt and capital lease obligations                                                     3,563              3,644
Debentures payable, net of unamortized costs and discounts                                      13,100             18,121
Dividends payable                                                                                 --                   99
-------------------------------------------------------------------------------------------------------------------------
         TOTAL LIABILITIES                                                                      28,378             90,281
-------------------------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Preferred stock, $.01 par value; liquidation preference $1,353                                  1                  1
     Common stock, $.001 par value; 150,000,000 shares authorized; 8,942,849 shares issued
         8,942,405 shares outstanding at July 31, 2003;  886,494 shares issued and
         886,050 shares outstanding at January 31, 2003                                              9              5,318
     Additional paid-in capital                                                                194,269            144,887
     Deferred stock compensation                                                                     0                 (5)
     Accumulated deficit                                                                      (181,243)          (187,536)
     Accumulated other compreshensive income                                                       171              2,928
     Treasury stock, at cost; 444 shares at July 31, 2003 and
         January 31, 2003, respectively                                                            (69)               (69)
-------------------------------------------------------------------------------------------------------------------------
         TOTAL STOCKHOLDERS' EQUITY                                                             13,138            (34,476)
-------------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                   $  41,516          $  55,805
=========================================================================================================================

See accompanying notes to consolidated financial statements





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SORRENTO NETWORKS CORPORATION                           [SORRENTO NETWORKS LOGO]
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNADUDITED)
(In Thousands, except per share amounts)



                                                                    Three Months Ended July 31,   Six Months Ended July 31,
                                                                    ---------------------------   -------------------------
                                                                       2003         2002              2003       2002
---------------------------------------------------------------------------------------------------------------------------
NET SALES                                                            $  4,476    $  5,199          $ 12,337    $ 11,202
COST OF SALES                                                           3,113       7,499             9,020      12,014

---------------------------------------------------------------------------------------------------------------------------
         GROSS PROFIT                                                   1,363      (2,300)            3,317        (812)
---------------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
     Selling and marketing                                              1,891       3,645             4,066       7,077
     Engineering, research and development                              1,550       2,339             3,194       4,873
     General and administrative                                         1,912       5,911             3,511       7,774
     Deferred stock compensation                                            0         109                51         215
     Other operating expenses                                             103          93               206         190
---------------------------------------------------------------------------------------------------------------------------
         TOTAL OPERATING EXPENSES                                       5,456      12,097            11,028      20,129
---------------------------------------------------------------------------------------------------------------------------

(LOSS) FROM OPERATIONS                                                 (4,093)    (14,397)           (7,711)    (20,941)
---------------------------------------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSES)
     Investment income                                                      8          93                 8         187
     Interest expense                                                  (1,139)     (1,541)           (3,804)     (2,851)
     Other income (Expenses)                                           13,712          39            13,773         119
     Gain on sale of marketable securities                              4,026        --               4,026      11,656
---------------------------------------------------------------------------------------------------------------------------
         TOTAL OTHER INCOME (EXPENSES)                                 16,607      (1,409)           14,003       9,111
---------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) FROM CONTINUING OPERATIONS
     BEFORE INCOME TAX                                                 12,514     (15,806)            6,292     (11,830)

PROVISION FOR INCOME TAXES                                               --          --                --          --
---------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                                                    $ 12,514    $(15,806)         $  6,292    $(11,830)
===========================================================================================================================


EARNINGS (LOSS) PER SHARE:

NET INCOME (LOSS) APPLICABLE
     TO COMMON SHARES                                                $ 12,514    $(15,806)         $  6,292    $(11,830)
==========================================================================================================================

     PREFERRED STOCK DIVIDENDS                                           --          --                --          --
     NET GAIN (LOSS) APPLICABLE TO COMMON SHARES                     $ 12,514    $(15,806)         $  6,292    $(11,830)

         BASIC WEIGHTED AVERAGE COMMON SHARES
            OUTSTANDING                                                 5,869         740             3,419         729
---------------------------------------------------------------------------------------------------------------------------
BASIC NET INCOME (LOSS) PER COMMON SHARE                             $   2.13    $ (21.35)         $   1.84    $ (16.24)
===========================================================================================================================


         DILUTED WEIGHTED AVERAGE COMMON SHARES
            OUTSTANDING                                                 8,371         964             3,572         952
---------------------------------------------------------------------------------------------------------------------------
DILUTED NET INCOME (LOSS) PER COMMON SHARE                           $   0.08    $ (45.20)         $  (1.38)   $ (40.60)
===========================================================================================================================

COMPREHENSIVE INCOME AND ITS COMPONENTS CONSIST OF
     THE FOLLOWING:
         Net income (loss)                                           $ 12,514    $(15,806)         $  6,292    $(11,830)
         Unrealized (losses) from marketable securities:
            Unrealized holding (losses) arising during the period         110      (6,812)            1,170      (8,210)
            Reclassification adjustment for gains included in net
              income                                                   (4,026)                       (4,026)    (11,656)
---------------------------------------------------------------------------------------------------------------------------
NET COMPREHENSIVE INCOME (LOSS)                                      $  8,598    $(22,618)         $  3,436    $(31,696)
===========================================================================================================================

See accompanying notes to consolidated financial statements




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SORRENTO NETWORKS CORPORATION
AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA
(In Thousands)

                                       Sorrento       Meret
                                       Networks      Optical       Total
                                     ------------   ---------    ---------
Three Months Ended July 31, 2003

      Net sales                        $  4,007     $    469     $  4,476
      Intersegment sales                   --           --           --
                                       --------     --------     --------
      Total net sales                     4,007          469        4,476

      Cost of sales                       2,879          234        3,113
                                       --------     --------     --------
      Gross Profit                     $  1,128     $    235     $  1,363
                                       ========     ========     ========

      Gross Profit %                         28%          50%          30%
                                       ========     ========     ========

Three Months Ended July 31, 2002

      Net sales                        $  4,547     $    733     $  5,280
      Intersegment sales                   --            (81)         (81)
                                       --------     --------     --------
      Total net sales                     4,547          652        5,199

      Cost of sales                       6,221        1,278        7,499
                                       --------     --------     --------
      Gross Profit                     $ (1,674)    $   (626)    $ (2,300)
                                       ========     ========     ========
      Gross Profit %                        -37%         -85%         -44%
                                       ========     ========     ========

Six Months Ended July 31, 2003

      Net sales                        $ 10,768     $  1,569     $ 12,337
      Intersegment sales                   --           --           --
                                       --------     --------     --------
      Total net sales                    10,768        1,569       12,337

      Cost of sales                       7,932        1,088        9,020
                                       --------     --------     --------
      Gross Profit                     $  2,836     $    481     $  3,317
                                       ========     ========     ========
      Gross Profit %                         26%          31%          27%
                                       ========     ========     ========

Six Months Ended July 31, 2002

      Net sales                        $  9,341     $  1,942     $ 11,283
      Intersegment sales                   --            (81)         (81)
                                       --------     --------     --------
      Total net sales                     9,341        1,861       11,202

      Cost of sales                       9,990        2,024       12,014
                                       --------     --------     --------
      Gross Profit                     $   (649)    $   (163)    $   (812)
                                       ========     ========     ========
      Gross Profit %                         -7%          -8%          -7%
                                       ========     ========     ========